EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

DIGITAL DOMAIN MEDIA GROUP, INC.

(a Florida corporation)

ARTICLE I

Offices

Section 1.  Initial Place of Business.  The initial location of the principal place of business of Digital Domain Media Group, Inc., a Florida corporation (the “Corporation”), shall be as specified in the Corporation’s Articles of Incorporation, as may be amended from time to time (the “Articles of Incorporation”), and may be changed from time to time by resolution adopted by the Corporation’s Board of Directors (the "Board of Directors").  The Corporation’s principal place of business may be located at any place within or outside of the State of Florida.  The principal place of business shall also be known as the Corporation’s principal office.

Section 2.  Registered Office.  The address of the Corporation’s initial registered office in the State of Florida and the name of the Corporation’s initial registered agent of the Corporation at such address are set forth in the Articles of Incorporation.  The Corporation may, from time to time, designate a different address for its registered office or a different person as its registered agent and such change of registered agent office address or registered agent shall become effective upon the filing of a statement with the Department of State of the State of Florida as required by law.

Section 3.  Other Offices.  The Corporation may also have offices at such other places within or outside of the State of Florida as the Board of Directors may, from time to time, determine or as the business of the Corporation may require.

ARTICLE II

Meetings of Shareholders

Section 1.  Place of Meetings.  The Board of Directors may designate any place within or outside of the State of Florida as the place of meeting for any annual meeting or special meeting of shareholders.   The Board of Directors may, in its discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the Florida Business Corporation Act (the “FBCA”) as from time to time in effect (including any successor provisions of law).  If no such designation or determination is made by the Board of Directors, the place of meeting shall be the Corporation’s principal office.

Section 2.  Annual Meetings.  An annual meeting of the Corporation’s shareholders shall be held each year within one hundred and fifty (150) days after the closing of the immediately preceding fiscal year of the Corporation or on such other date as may be determined from time to time by the Board of Directors.

Annual meetings of shareholders shall be held for the purpose of electing directors and conducting such other proper business as may come before the meeting on such date and at such time stated or fixed in accordance with these Amended and Restated Bylaws (the “Bylaws”). The date, time and place of the annual meeting shall be determined by the Board of Directors.

Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of the shareholders (i) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 4 of this Article II, (ii) by or at the direction of the Chairman of the Board of Directors, or (iii) by any shareholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in the succeeding paragraphs of this Section 2 of this Article II and who was a shareholder of record at the time such notice is delivered to the Secretary of the Corporation.

For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of the preceding paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal office not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of shareholders; provided, however, that with respect to the first annual meeting of shareholders following the adoption of these Bylaws or in the event that the date of the annual meeting of shareholders is changed by more than thirty (30) days from the anniversary date of the previous year’s meeting, notice by the shareholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.  Public announcement of an adjournment of an annual meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice.  Notwithstanding anything in this paragraph to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the anniversary of the mailing of proxy materials for the prior year’s annual meeting of shareholders, then a shareholder’s notice required by this Section 2 of this Article II shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth calendar day following the day on which such public announcement is first made by the Corporation.

Such shareholder’s notice also shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of any resolutions proposed to be adopted at the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder as they appear on the Corporation’s books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

Only such persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws.  Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the person presiding over the annual meeting of shareholders, as provided in Section 12 of this Article II, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case maybe, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or proposed business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded.  Such presiding person shall, if the facts warrant, determine that any nomination or business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he or she should so determine, he or she shall so declare to the meeting and any such nomination or business not properly brought before the meeting shall not be transacted.

Whenever used in these Bylaws, the term “public announcement” shall mean disclosure (i) in a press release released by the Corporation (provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites) or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Nothing in these Bylaws shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation’s proxy statements pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) of the holders of any class or series of stock having a preference over the common stock of the Corporation to elect directors under specified circumstances, if any.

Section 3.   Special Meetings.  Special meetings of shareholders may be called at any time only (except as otherwise required by law) by the Board of Directors or the Chairman of the Board of Directors or by one or more shareholders holding shares of common stock representing at least fifty percent (50%) of the combined voting power of the issued and outstanding common stock of the Corporation. Special meetings may be called for any purpose and may be held at such date and time as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof.

At any special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting of the shareholders, business must be either (i) specified in the notice of such special meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors.

Section 4.   Notice.  Whenever shareholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each shareholder entitled to vote at such meeting.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten (10) nor more than (sixty) 60 days before the date of the meeting to each shareholder entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the shareholder at such shareholder’s address as it appears in the records of the Corporation.

Section 5.   Shareholders List.  The officer having charge of the stock ledger of the Corporation shall make, at least ten (10) days before every meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each shareholder and the number and class or series of stock, if any, of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 6.   Quorum.  The holders of a majority of the outstanding shares of capital stock entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws.  When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any shareholders.  If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place in the manner provided by Section 7 of this Article II until a quorum shall be so present or represented.

Section 7.   Adjourned Meetings.  Any meeting of shareholders, annual or special, may be adjourned from time to time, to reconvene at the same or some other place.  When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 8.   Vote Required.  The directors shall be elected by a plurality of the votes of the shares of the Corporation entitled to vote in the election of directors and present in person or represented by proxy at a meeting satisfying the quorum requirements of Section 6 of this Article II.  In all other matters, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall, subject to the quorum requirements of Section 6 of this Article II, be the act of the shareholders, unless the question is one upon which by express provisions of an applicable law, the Articles of Incorporation or these Bylaws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 9.   Voting Rights.  Except as otherwise provided by the FBCA or by the Articles of Incorporation (including any certificate of designation relating to any series of preferred stock of the Corporation), every shareholder shall at every meeting of the shareholders be entitled to one (1) vote in person or by proxy for each share of common stock held by such shareholder.

Section 10. Proxies.  Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to any action taken by written consent without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.  A shareholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 11. Action By Written Consent. Any action required to be taken at any annual or special meeting of shareholders or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such written consent is filed with the minutes of proceedings of the shareholders of the Corporation.  Prompt notice of the taking of any action by written consent without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 12. Organization.  Meetings of the shareholders shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board of Directors, by the Chief Executive Officer, or in the absence of the Chief Executive Officer, by the President, or in the absence of the President by an Executive Vice President, or in the absence of the foregoing persons by a chairman of the meeting designated by the Board of Directors as such, or in the absence of such designation by a chairman of the meeting chosen at the meeting by a vote of the shareholders.  The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary of the Corporation shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 13. Conduct of Business.  The chairman of any meeting of shareholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business.  The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting.

Section 14. Fixing the Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made, as provided in this Section 14 of this Article II, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

Section 15. Inspectors of Election.  The Corporation shall, in advance of any meeting of shareholders, appoint one (1) or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of the issued and outstanding shares of capital stock of the Corporation and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots.  Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of shareholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

Directors

Section 1.   General. The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. In addition to such powers as are herein and in the Articles of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation subject to the provisions of the laws of Florida, the Articles of Incorporation and these Bylaws.

Section 2.  Number, Election and Term of Office.  The minimum number of members of the Board of Directors shall be at least two (2) or such other minimum number as required by applicable law.  The number of directors as of the date of these Bylaws shall initially be two (2) and shall thereafter be established from time to time by resolution of the Board of Directors.  The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 4 of this Article III, or as otherwise permitted by these Bylaws.  A director shall hold office until his or her successor shall be elected and qualified or until such director’s earlier death, resignation, retirement or removal from office.

Section 3.  Removal and Resignation.  Any director or the entire Board of Directors may be removed at any time by the holders of a majority of the shares entitled to vote at the election of directors, but only for cause.  Any director may resign at any time upon delivery of written notice to the Board of Directors or to the Chief Executive Officer, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

Section 4.   Vacancies and Newly Created Directorships.   Unless otherwise provided in the Articles of Incorporation, these Bylaws, or as required by applicable law, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, though less than a quorum, or by the remaining director(s). Each director so chosen shall hold office until his or her successor shall be elected and qualified or until such director’s earlier death, resignation, retirement or removal from office.

Section 5.   Annual Meetings.  The annual meeting of each newly elected Board of Directors shall be held without other notice than this Bylaw provision immediately after, and at the same place as, the annual meeting of shareholders.

Section 6.   Other Meetings and Notice.  Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place within or outside of the State of Florida as shall from time to time be determined by resolution of the Board of Directors.  Special meetings of the Board of Directors may be held at any time or place within or outside of the State of Florida whenever called by or at the request of the Chairman of the Board, any two directors, the Chief Executive Officer or the President on at least twenty-four (24) hours’ notice to each director, either personally, by telephone, by mail, by facsimile or by e-mail.

Section 7.  Quorum, Required Vote and Adjournment.  At all meetings of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business.  The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Articles of Incorporation or these Bylaws shall require a vote of a greater number.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.   Committees.  Subject to the rules and regulations of any stock exchange upon which the shares of the Corporation are listed, the Board of Directors may, by resolution passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which to the extent provided in such resolution or these Bylaws shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by law to be submitted to shareholders for approval or (ii) adopting, amending or repealing any Bylaw of the Corporation.  The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 9.   Committee Rules.  Each committee of the Board of Directors may adopt, amend and repeal rules for the conduct of its business and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee and subject to the rules and regulations of any stock exchange upon which the shares of the Corporation are listed.  In the event that a member and that member’s alternate, if alternates are designated by the Board of Directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  In the absence of a resolution by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee and in other respects each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

Section 10.  Communications Equipment.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Section 10 of this Article III shall constitute presence in person at the meeting.

Section 11.  Waiver of Notice.  Whenever notice is required to be given by law or under any provision of the Articles of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 12.  Action by Written Consent.  Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 13.  Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors or, in the absence of the Chairman, by the Chief Executive Officer if a member of the Board of Directors or, in the absence of the foregoing persons, by a chairman chosen at the meeting by the vote of the directors present.  The Secretary of the Corporation, or in the absence of the Secretary, an Assistant Secretary of the Corporation, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 14.  Compensation.  Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors.  This Section 14 of this Article III shall not be construed to preclude any director from serving the Corporation in any other capacity, as an officer, agent, employee or otherwise, and receiving compensation for those services.

Section 15.  Reliance Upon Books and Records.  A member of the Board of Directors or a member of any committee thereof designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers, employees, agents, committees or by any other person as to matters the member reasonably believes are within such other person’s or persons’ professional or expert competence, and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

Officers

Section 1.   Number.  The officers of the Corporation shall be elected by the Board of Directors and may consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Principal Accounting Officer or Controller, one (1) or more Executive Vice Presidents, one (1) or more Senior Vice Presidents, one (1) or more Vice Presidents, a Treasurer, any number of Assistant Treasurers, a Secretary, any number of Assistant Secretaries and such other officers and assistant officers, including one (1) or more Chairmen of the Board of Directors, as may be deemed necessary or desirable by the Board of Directors.  Any number of offices may be held by the same person unless the Articles of Incorporation or these Bylaws otherwise provide.  In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

Section 2.   Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of shareholders or as soon thereafter as conveniently may be scheduled.  New offices may be created and filled at any meeting of the Board of Directors.  Unless otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until a successor is duly elected and qualified or until his or her earlier removal, resignation, or death as hereinafter provided.

Section 3.   Removal; Resignation.  Any officer elected by the Board of Directors may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed, but the election of an officer shall not of itself create contractual rights.  Any officer may resign at any time upon delivery of written notice to the Board of Directors or to the Chief Executive Officer, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein unless otherwise specified therein that no acceptance of such resignation shall be necessary to make it effective.

Section 4.   Vacancies.  Any vacancy occurring in any office of the Corporation because of removal, resignation, disqualification, death or otherwise may be filled for the unexpired portion of the term by the Board of Directors then in office at any annual, regular or special meeting.

Section 5.   Compensation.  Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

Section 6.  Chairman of the Board.  The Chairman of the Board of Directors, if any one shall have been elected, and if present, shall preside at all meetings of the Board of Directors and of the shareholders at which he or she shall be present and shall have and may exercise such powers as may, from time to time, be assigned to him or her by the Board of Directors or as may be provided by law.

Section 7.   Chief Executive Officer.  The Chief Executive Officer of the Corporation shall, subject to the provisions of these Bylaws and the control of the Board of Directors, have general and active management, direction, and supervision over the business of the Corporation and over its officers.  He or she shall perform all duties incident to the office of chief executive officer and such other duties as from time to time may be assigned to him or her by the Board of Directors or as may be provided in these Bylaws.  The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The Chief Executive Officer shall report directly to the Board of Directors and shall have the right to delegate any of his or her powers to any other officer or employee and the authority to appoint Vice Presidents (but not Executive Vice Presidents and Senior Vice Presidents) of the Corporation.

Section 8.   President.  The President, subject to the control of the Board of Directors, shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees; and shall see that all orders and resolutions of the Board of Directors are carried into effect.  In the case where the President is not also the Chief Executive Officer, the President shall report to the Chief Executive Officer and shall have such duties and responsibilities as shall be determined by the Board of Directors.  The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.  The President shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these Bylaws.  At the request of the Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer’s inability or refusal to act, the President shall perform the duties of Chief Executive Officer, and when so acting, shall have the powers of and be subject to the restrictions placed upon the Chief Executive Officer in respect of the performance of such duties.

Section 9.   Chief Financial Officer.  The Chief Financial Officer shall be responsible for the financial affairs of the Corporation and shall be the chief accounting officer for public reporting purposes.  If the Chief Financial Officer is not also the Principal Accounting Officer, Controller and/or Treasurer of the Corporation, he or she shall be responsible for the supervision of the Principal Accounting Officer, Controller and Treasurer.  He or she shall perform all duties incident to the office of Chief Financial Officer, and such other duties as may from time to time be assigned to him or her by the Board of Directors or as may be provided in these Bylaws.

Section 10.  Executive Vice Presidents.  Each Executive Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the President or the Chief Executive Officer.  At the request of the President or in the absence of the President or in the event of the President’s inability or refusal to act, the Executive Vice President, or if there shall be more than one, the Executive Vice Presidents in the order determined by the Board of Directors (or if there be no such determination, then the Executive Vice Presidents in the order of their appointment), shall perform the duties of the President, and when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

Section 11.  Senior Vice Presidents.  Each Senior Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the President or the Chief Executive Officer.  There shall be no duties that are incident to the office of the Senior Vice President, other than those that are specifically assigned by the Board of Directors, the President or the Chief Executive Officer.

Section 12.  Vice Presidents.  Each Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the President or the Chief Executive Officer.  There shall be no duties that are incident to the office of Vice President, other than those that are specifically assigned by the Board of Directors, the President or the Chief Executive Officer.

Section 13.   The Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under the authority of the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties, with such surety or sureties as the Board of Directors may determine.  The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation, shall render to the President, the Chief Executive Officer and the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and, in general, shall perform all the duties incident to the office of the treasurer of a corporation and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the President, the Chief Executive Officer or the Chief Financial Officer or as may be provided by law or these Bylaws.

Section 14.   The Principal Accounting Officer or Controller.  The Principal Accounting Officer or Controller shall have charge of the Corporation’s books of accounts and records and shall render to the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer, whenever requested, an account of all transactions as the Principal Accounting Officer or Controller and of the financial condition of the Corporation.  He or she shall perform all duties incident to the office of the Principal Accounting Officer or Controller, and such other duties as may from time to time be assigned to him or her by the Board of Directors, the President, the Chief Executive Officer or the Chief Financial Officer or as may be provided by these Bylaws.

Section 15.  The Secretary and Assistant Secretaries.  The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the shareholders and record all the proceedings of the meetings in a book or books to be kept for that purpose.  Under the supervision of the Chief Executive Officer and the President, the Secretary shall give, or cause to be given, all notices required to be given by the Corporation by these bylaws or by law, shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe, and shall have custody of the corporate seal of the Corporation.  The Secretary and any Assistant Secretary shall have the authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.  The Assistant Secretary, or if there be more than one (1), the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the President or the Chief Executive Officer may, from time to time, prescribe.

Section 16.   Other Officers, Assistant Officers and Agents.  Officers and assistant officers, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors which is not inconsistent with these Bylaws.

Section 17.   Absence or Disability of Officers.  In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

ARTICLE V

Certificates of Stock

Section 1.   Certificated and Uncertificated Shares of Stock. Shares of stock of the Corporation may be issued to shareholders of the Corporation in certificated form as the appropriate officers of the Corporation may from time to time prescribe or issued to shareholders of the Corporation in uncertificated form.

Stock issued to shareholders of the Corporation in certificated form shall be signed by the Chief Executive Officer, the President, or any Vice President and shall be countersigned by the Secretary, the Treasurer, or any Assistant Secretary or Assistant Treasurer of the Corporation, certifying the number of shares of the Corporation’s stock owned by such shareholder and shall be sealed with the seal of the Corporation, which may be a facsimile.  If such a certificate is manually signed by any of the Corporation’s officers as heretofore designated or manually countersigned by a transfer agent, registrar or issuer such signatures on the stock certificate may be facsimiles.  In case any officer, transfer agent, registrar or issuer who has signed, or whose facsimile signature or signatures have been used on, any such stock certificate or certificates shall cease to be such officer of the Corporation, transfer agent, registrar or issuer, whether because of removal, resignation, disqualification, death or otherwise before such stock certificate or certificates have been issued and delivered by the Corporation, such stock certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such stock certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer of the Corporation or such transfer agent, registrar or issuer.  All shares of stock shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, the number of shares of stock issued and the date of issue, shall be entered on the books of the Corporation.

Notwithstanding anything to the contrary in these Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system (“DRS”) eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form.  All issuances and transfers of shares of the Corporation’s stock registered with the DRS shall be entered on the books of the Corporation with all information necessary to comply with such DRS eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue.

Section 2.  Transfer of Shares.  All issuances and transfers of certificated shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares properly endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps.  Uncertificated shares of stock of the Corporation shall be transferable upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney duly authorized in writing and upon compliance with appropriate procedures for transferring shares in uncertificated form.  No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issuance, transfer and registration of shares of stock of the Corporation in both certificated and uncertificated form.  The Board of Directors may appoint one (1) or more transfer agents, registrars, or issuers registered with the SEC or a bank or trust company organized under the laws of the United States or any state thereof, to act as the Corporation’s transfer agent, registrar, or issuer in connection with the transfer of any class or series of stock of the Corporation and may require, in the case of certificated shares of stock, that stock certificates be countersigned and registered by one (1) or more such transfer agent, registrar, issuer, bank or trust company.

Section 3.   Lost, Stolen or Destroyed Stock Certificates.  The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates previously issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new stock certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed stock certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such stock certificate or the issuance of such new stock certificate.

Section 4.   Dividends. Subject to the provisions of the Articles of Incorporation, the FBCA and other Florida law, the Board of Directors may from time to time, at any regular or special meeting, declare, and the Corporation may pay, dividends upon the stock of the Corporation in cash, property or shares of stock of the Corporation.

Section 5.   Fixing a Record Date for Dividend or Other Purposes.  In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares of stock of the Corporation, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.   Registered Shareholders.  Prior to the surrender to the Corporation of a certificated or an uncertificated share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner of such share or shares.

ARTICLE VI

Interested Directors

No contract or other transaction between the Corporation and one (1) or more of its directors or any other corporation, firm, association, or entity in which one (1) or more of its directors are directors or officers or are financially interested shall be either void or voidable because of such relationship or interest, because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his or her or their votes are counted for such purpose, if:  (a)  the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee thereof, or the shareholders.  For purposes of clause (a) only, a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors or on the committee thereof who have no relationship or interest in the transaction described above, but a transaction may not be authorized, approved, or ratified under this Article VI by a single director.  If a majority of the directors who have no such relationship or interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this Article VI. The presence of or a vote cast by a director with such relationship or interest in the transaction does not affect the validity of any action taken under clause (a) of this Article VI if the transaction is otherwise authorized, approved, or ratified as provided in that clause, but such presence or vote of those directors may be counted for purposes of determining whether the transaction is otherwise approved.  For purposes of clause (b) of this Article VI, a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted. Shares owned by or voted under the control of a director who has a relationship or interest in the transaction described above may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under clause (b) of this Article VI. The vote of those shares, however, is counted in determining whether the transaction is approved for all other purposes. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction constitute a quorum for the purpose of taking action under this Article VI.

ARTICLE VII

Indemnification

The Corporation shall indemnify the Indemnitees (as that term is defined in the Articles of Incorporation) as specified in the Articles of Incorporation.

ARTICLE VIII

General Provisions

Section 1.   Fiscal Year.  The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.  As of the date of the adoption of these Bylaws, the fiscal year of the Corporation is the calendar year.

Section 2.   Corporate Seal.  The Board of Directors may provide a corporate seal in the form of a circle, with the name of the Corporation and the words “Corporate Seal, Florida” and the year of incorporation inscribed thereon, and which shall otherwise be in such form as may be approved from time to time by the Board of the Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3.   Section Headings.  Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 4.   Inconsistent Provisions.  In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Articles of Incorporation, the FBCA or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX
Amendments

These Bylaws may be amended or repealed and new Bylaws adopted by the Board of Directors.  The fact that the power to adopt, amend or repeal the Bylaws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers.